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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-4 of GulfMark International, Inc. of our report dated February 26, 1997, incorporated by reference in GulfMark International, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 1997